UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 12, 2010

COVER-ALL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On April 12, 2010, Cover-All Systems, Inc. (the “Company”), a wholly-owned subsidiary of Cover-All Technologies Inc. (the “Parent”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Moore Stephens Business Solutions, LLC (“Seller”), Hays & Company LLP (“Hays”), Moore Stephens Consulting Limited (“MSC”) and The Rachlin Group (“TRG” and,  together with Hays, MSC and Seller, the “Seller Group”).

Under the terms of the Purchase Agreement, the Company purchased from Seller substantially all of Seller’s assets (excluding working capital) (the “Assets”) and assumed certain liabilities (the “Assumed Liabilities”) of Seller (the “Acquisition”).

The purchase price for the Assets, in addition to the assumption by the Company of the Assumed Liabilities, was $2,450,000, payable as follows:  (i) a cash payment in the amount of $1,760,000; (ii) the execution and delivery by the Company to Seller of a non-negotiable, subordinated promissory note (the “Subordinated Note”) in the aggregate principal amount of $600,000; and (iii) the delivery to Seller of 76,014 shares (the “Shares”) of the Parent’s common stock, $0.01 par value per share (“Common Stock”), which number of Shares has a fair market value of $90,000 calculated as provided for in the Purchase Agreement.

The Subordinated Note has a term of eighteen (18) months from the date of issuance and accrues interest at a rate of 5% per annum, compounded annually.  Payments of principal and interest under the Subordinated Note are to be paid quarterly in cash.  Seller may declare the entire unpaid principal amount of the Subordinated Note, together with all accrued and unpaid interest, to be immediately due and payable upon written demand upon the occurrence of certain specific events of default set forth therein.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties thereto as set forth therein.  The Purchase Agreement also contains customary non-competition and non-solicitation provisions for each of Seller, Hays and TRG.

In connection with the Acquisition, the Company and MSC entered into a Mutual Non-Competition Agreement pursuant to which the parties have mutually agreed not to compete with each other and not to solicit each other’s personnel, subject to certain exceptions, for a period of thirty (30) months following the closing date of the Acquisition.

There are no material relationships between any member of the Seller Group, on the one hand, and the Company, Parent or any of their respective affiliates, on the other hand, other than with respect to the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 in its entirety by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 in its entirety by reference.

As set forth under Item 1.01 above, the Parent issued 76,014 Shares of its Common Stock to Seller in connection with the Acquisition.  In connection with the issuance of the Shares, the Parent relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01.

Regulation FD Disclosure.

On April 12, 2010, the Parent issued a press release with regard to the consummation of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press Release, dated April 12, 2010.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

By:  /s/ Ann Massey

Ann Massey, Chief Financial Officer

Date:  April 12, 2010

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated April 12, 2010.